UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

CONSUMER PORTFOLIO SERVICES, INC.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)
1-11416		33-0459135
(Commission File Number)		(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400 Las Vegas, Nevada 89169 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (949) 753-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 21, 2022, Consumer Portfolio Services, Inc. (the “Company”) announced it has postponed the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Company has not yet set a new date for the Annual Meeting and will announce such date at a later time. The Annual Meeting will be held for the election of directors and for the transaction of other business which may properly come before the Annual Meeting. Once the Company schedules a new date for the Annual Meeting, it will announce the new deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. At a later date, the Company will file proxy materials which will contain additional information about the Annual Meeting.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company's securities. Information regarding subsequent changes to their holdings of the Company's securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://ir.consumerportfolio.com/investor-relations or through the SEC's website at www.sec.gov. Information can also be found in the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company’s website https://ir.consumerportfolio.com/investor-relations.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Date: July 21, 2022	By:	/s/ CHARLES E. BRADLEY, JR.
	Name:	Charles E. Bradley
	Title:	President and Chief Executive Officer

3